UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2013

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.

On August 14, 2013, the Board of Directors (the “Board”) of InfuSystem Holdings, Inc. (“InfuSystem” or the “Company”) approved the adoption of an Amended and Restated 2007 Stock Incentive Plan (the “Plan”), which reflects certain amendments to the Company’s 2007 Stock Incentive Plan recommended by the Compensation Committee and approved by the Board.

First, the amendments provide that the Compensation Committee will determine the exercise price of any stock options or stock appreciation rights issued under the Plan, which exercise price must be at or above the current market value for the Company’s common stock on the date of grant. The market value of a Share, as now defined in the Plan, is the average closing price of the Company’s common stock on its principal stock exchange or, as applicable, the average mean of the closing bid and asked prices quoted on the principal market system for the Company’s stock for the five (5) most recent trading days prior to the date of grant. Prior to this amendment, the Plan did not specify any limitations on the minimum exercise price for stock options or stock appreciation rights.

Second, the Plan has been amended to specify that, except in connection with a reorganization, share split, recapitalization, merger or other similar corporate event, outstanding stock options or stock appreciation rights may not be repriced nor exchanged for either cash or a substitute award under the Plan with a lower, or no, exercise price without stockholder approval. Previously, the Plan expressly permitted the Committee to reprice outstanding awards under the Plan.

Third, the Board amended the Plan to provide that restricted stock awards granted under the Plan from and after the date of the amendment of the Plan will reduce the total number of shares remaining available for the Company to grant under the Plan at a rate of two shares per one restricted share granted. Other awards will reduce the number of shares remaining at a rate of one share to one share under the award. Previously, the Plan did not specify that any awards would reduce the number of shares available for issuance greater than one-for-one.

Finally, the amendments expressly provide that each Plan participant is responsible for his/her own tax obligations in respect of awards under the Plan, and that the Company will not reimburse the participant for any such taxes. Further, the Plan specifies that no stock options or other Plan awards may be issued to a participant in order to cover all or any portion of a participant’s exercise price or tax withholding obligations (i.e., “tax gross-ups”) in respect of awards under the Plan. Previously, the Plan was silent on the provision or prohibition of tax gross-ups for awards. These amendments do not limit the cashless exercise of awards, nor the ability of a participant to surrender shares to the Company to satisfy tax withholding obligations.

As a result of the foregoing amendments, Section 4.4, “Option Repricing,” of the Plan filed with the Company’s Registration Statement on Form S-8 (File No. 333-150066) filed with the Securities and Exchange Commission on April 3, 2008, as amended by the Company’s stockholders on May 27, 2011 to increase the total shares available for issuance under the Plan to 5,000,000 (the “Former Plan”), has been deleted and replaced in its entirety by the following provision:

4.4 Terms and Conditions of Options. Except as otherwise set forth in Section 4.5 below, the exercise price, purchase price or grant price (collectively, the “exercise price”) of any Award granted as an option to purchase Shares or a stock appreciation right shall be determined by the Committee, but in no event shall be less than the Market Value of a Share on the date of grant. For purposes of this Plan, the “Market Value” shall mean the average closing price (or the average mean of the closing bid and asked prices for a

Share) of the Company’s common stock reported on the Company’s principal stock exchange or market system on the five (5) most recent trading days prior to the date of grant. In the event that the Company’s common stock is not listed or quoted on a national or regional stock exchange or market system, the Committee will determine the “market value” in accordance with reasonable procedures established by the Committee, without regard to any restriction other than a restriction which, by its terms, will never lapse, and subject to compliance with Section 409A of the Code and applicable Treasury Regulations issued pursuant thereto. Except as otherwise permitted by Section 7 below, the exercise price of any outstanding option to purchase Shares or an outstanding stock appreciation right may not be reduced, nor may an outstanding option to purchase Shares or stock appreciation right be cancelled in exchange for a new Award with a lower (or no) purchase price or for cash, without stockholder approval. No options to purchase Shares nor any other Awards shall be issued under the Plan to a Participant in payment of all or any portion of the exercise price and/or tax withholding obligation owed in payment for any option to purchase Shares or other Award: provided, however, that this provision shall neither limit the cashless exercise of any option to purchase Shares or other Award nor prevent a Participant from surrendering Shares to the Company under an Award as payment for tax withholding obligations.

Section 4.5 of the Former Plan has been amended as follows, with text black lined to reflect changes:

4.5 Stand-Alone, Additional, Tandem, and Substitute Awards. ~~Subject to Section 4.4,~~ Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary, and in granting a new Award, the Committee may determine that the value of any surrendered Award or award may be applied to reduce the exercise price of any option or appreciation right or purchase price of any other Award.

Section 6.1 of the Former Plan has been amended as follows, with text black lined to reflect changes:

6.1 Aggregate Number of Shares Available for Awards. The maximum aggregate number of Shares that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan shall be ~~2~~5,000,000. Awards made under this Plan which are forfeited (including a repurchase or cancellation of Shares subject thereto by the Company in exchange for the price, if any, paid to the Company for such Shares, or for their par or other nominal value), cancelled or have expired, shall be disregarded for purposes of the preceding sentence. For purposes of calculating Shares remaining available for issuance under the Plan, each Share granted to a Participant as an Award of Shares that are, or are not, subject to transfer restrictions and a risk of forfeiture (i.e., “restricted stock”) from and after the date of the amendment and restatement of this Plan (i.e., August 14, 2013) shall reduce the total remaining Shares available for grant under the Plan at a rate of two Shares per one restricted share granted; all other Awards under this Plan shall reduce the total remaining Shares available for grant under the Plan at a rate of one Share per one Share subject to such Award.

Section 8.4 of the Former Plan has been amended as follows, with text black lined to reflect changes:

8.4 Taxes. The Company and any Subsidiary are authorized to withhold from any delivery of Shares in connection with an Award, any other payment relating to an Award,

or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations. Each Participant is responsible for all taxes to which such Participant may be subject in connection with an Award. The Company will not reimburse a Participant for any taxes imposed on Participant in connection with an Award.

The foregoing description of the Amended and Restated 2007 Stock Incentive Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated 2007 Stock Incentive Plan, a complete copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference in response to this Item 5.02.

As previously disclosed, the 2013 Annual Meeting of the Company’s stockholders (the “Annual Meeting”) has been scheduled for August 29, 2013 at 9:00 a.m. Eastern Time at the Company’s offices at 31700 Research Park Drive, Madison Heights, Michigan 48071, and the Company has previously mailed proxy materials in respect of the Annual Meeting to its stockholders on or about August 2, 2013 and has previously filed such materials with the SEC on July 30, 2013. Stockholders of record at the close of business on July 12, 2013, will be entitled to notice of and to vote at the Annual Meeting. At the Annual Meeting, the Company’s stockholders are being asked, among other things, to vote on a proposal to approve an amendment to the Plan to increase the number of shares available for issuance under the Plan by two million shares (Proposal Three in the proxy materials). The amendments to the Plan discussed above and approved by the Board on August 14, 2013 do not relate to Proposal Three. The proxy materials and the Company’s 2012 Annual Report on Form 10-K is available at the Company’s website, www.infusystem.com.

On August 15, 2013, the Company issued a press release in connection with the foregoing amendments, a copy of which is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 5.02.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	InfuSystem Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan.

99.1	Press Release of InfuSystem Holdings, Inc. dated August 15, 2013.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Eric Steen
	Name:	Eric Steen
	Title:	Chief Executive Officer

Dated: August 15, 2013

EXHIBIT INDEX

Exhibit 10.1	InfuSystem Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan.

Exhibit 99.1	Press Release of InfuSystem Holdings, Inc. dated August 15, 2013.